The Clorox Company

Three Months Ended March 31, 2021 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Net Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	(8)%	(11)%	—%	—%	3%	(8)%	(11)%
Household	6	4	—	—	2	6	4
Lifestyle	—	(1)	—	—	1	—	(1)
International	9	2	7	(2)	7	4	(3)
Total	—%	(4)%	1%	—%	4%	(1)%	(5)%

Nine Months Ended March 31, 2021 Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures	Foreign Exchange Impact	Price Mix and Other (1)	Organic Net Sales Growth/ (Decrease) (Non-GAAP) (2)	Organic Volume (3)
Health and Wellness	19%	15%	—%	—%	4%	19%	15%
Household	20	14	—	—	6	20	14
Lifestyle	8	8	—	—	—	8	8
International	17	13	8	(4)	7	13	6
Total	17%	13%	1%	—%	4%	16%	12%

(1) This represents the net impact on net sales growth/ (decrease) from pricing action, mix and other factors.
(2) Organic sales growth/ (decrease) is defined as net sales growth/ (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See “Non-GAAP Financial Information” below for reconciliation of organic sales growth to net sales growth/ (decrease), the most directly comparable GAAP financial information.
(3) Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the three months ended March 31, 2021, the volume impact of acquisitions was 5% and 1% for International and Total Company, respectively. In the 9 months ended March 31, 2021, the volume impact of acquisitions was 7% and 1% for International and Total Company, respectively.

Non-GAAP Financial Information
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three Months Ended March 31, 2021 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	(8)%	6%	—%	9%	—%
Add: Foreign Exchange	—	—	—	2	—
Add/(Subtract): Divestitures/Acquisitions	—	—	—	(7)	(1)
Organic sales growth / (decrease) (non-GAAP)	(8)%	6%	—%	4%	(1)%

	Nine Months Ended March 31, 2021 Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total
Net sales growth / (decrease) (GAAP)	19%	20%	8%	17%	17%
Add: Foreign Exchange	—	—	—	4	—
Add/(Subtract): Divestitures/Acquisitions	—	—	—	(8)	(1)
Organic sales growth / (decrease) (non-GAAP)	19%	20%	8%	13%	16%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the year-ago period.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY20					FY21
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Cost Savings	+180	+150	+150	+170	+160	+170	+160	+110
Price Changes	+120	+100	+90	+50	+90	+50	+20	+30
Market Movement (commodities)	+30	+60	+60	+40	+50	+40	-50	-170
Manufacturing & Logistics	-50	-80	-50	-350	-140	-300	-420	-360
All other (1,2,3,4,5)	-220	-190	+80	+260	+10	+440	+420	+70
Change vs prior year	+60	+40	+330	+170	+170	+400	+130	-320

Gross Margin (%)	44.0%	44.1%	46.7%	46.8%	45.6%	48.0%	45.4%	43.5%

(1)	In Q1 of fiscal year 2020, “All other” includes about -180bps of negative impact from higher trade promotion spending.
(2)	In Q2 of fiscal year 2020, “All other” includes about -90bps of negative impact from higher trade promotion spending.
(3)	In Q4 of fiscal year 2020, “All other” includes the positive impact from volume growth and mix and assortment.
(4)	In Q1 of fiscal year 2021, “All other” includes the positive impact from volume growth and mix and assortment.
(5)	In Q2 of fiscal year 2021, “All other” includes the positive impact from volume growth and mix and assortment.

The Clorox Company

Supplemental Unaudited Condensed Information – Cash Flow

For the quarter ended March 31, 2021

Capital expenditures for the third quarter were $81 million versus $47 million in the year-ago quarter.

Depreciation and amortization expense for the second quarter was $53 million versus $45 million in the year-ago quarter.

Net cash provided by operations in the third quarter was $264 million, or 14.8% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow

Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Q3 Fiscal YTD 2021	Q3 Fiscal YTD 2020
Net cash provided by operations – GAAP	$893	$806
Less: Capital expenditures	$232	$158
Free cash flow – non-GAAP (1)	$661	$648
Free cash flow as a percentage of net sales – non-GAAP (1)	11.9%	13.7%
Net sales	$5,539	$4,738

(1)

In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company

Supplemental Unaudited Reconciliation of Earnings Before Income Taxes to EBIT(1)(2)

Dollars in Millions and percentages based on rounded numbers

	FY 2020					FY 2021

	Q1 9/30/19	Q2 12/31/19	Q3 3/31/20	Q4 6/30/20	FY 6/30/20	Q1 9/30/20	Q2 12/31/20	Q3 3/31/21
Earnings before income taxes	$258	$235	$297	$395	$1,185	$526	$332	-$59
Interest income	$0	-$1	$0	-$1	-$2	-$1	-$1	-$1
Interest expense	$25	$25	$24	$25	$99	$25	$24	$25
EBIT (1)(2)	$283	$259	$321	$419	$1,282	$550	$355	-$35
EBIT margin (1)(2)	18.8%	17.9%	18.0%	21.1%	19.1%	28.7%	19.3%	-2.0%

Net sales	$1,506	$1,449	$1,783	$1,983	$6,721	$1,916	$1,842	$1,781

(1)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)

In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT and EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company

Supplemental Unaudited Reconciliation of Adjusted Earnings Per Share and Adjusted Effective Tax Rate

(Dollars in millions except per share data; shares in thousands)

	Diluted Earnings (Losses) Per Share			Effective Tax Rate
	Three Months Ended			Three Months Ended
	3/31/2021	3/31/2020	% Change	3/31/2021	3/31/2020
As reported (GAAP)	$(0.49)	$1.89	-126%	-1.4%	18.9%
VMS impairment (a, b)	2.11	-		24.6%	-
As adjusted (Non-GAAP)	$1.62	$1.89	-14%	23.2%	18.9%

	Full Year 2021 Outlook (Estimated Range)
	Diluted Earnings Per Share (d)		Effective Tax Rate
	Low	High	Low	High
As estimated (GAAP)	$5.94	$6.14	21%	22%
Saudi JV acquisition gain (c)	(0.60)	(0.60)	-1%	-1%
VMS impairment (a)	2.11	2.11	1%	1%
As adjusted (Non-GAAP)	$7.45	$7.65	21%	22%

(a)	During the quarter ended March 31, 2021, noncash impairment charges of goodwill, trademarks and other assets were recorded of $329 ($267 after tax).
(b)

Includes the dilution impact of the difference between the diluted weighted-average shares used in calculating the diluted (losses) per share, as reported to the diluted weighted-average shares used in calculating the non-GAAP diluted earnings per share, as adjusted (127,108 shares).

(c)	On July 9, 2020, the company increased its investment in each of the two entities comprising its joint venture in the Kingdom of Saudi Arabia (Saudi joint venture). As a result of this transaction, a noncash nonrecurring net gain was recognized of $82 ($76 after tax) in Other (income) expense, net in the quarter ended September 30, 2020, primarily due to the remeasurement of the carrying value of the company’s previously held equity investment to fair value.

(d)	The estimated range for GAAP diluted EPS for FY21 outlook is $5.94 to $6.14, which represents a 19% to 16% decrease from FY20 diluted EPS of $7.36. Excluding the noncash impairment charge to the VMS business and the noncash gain from the Saudi JV acquisition valuation remeasurement, the estimated range for non-GAAP adjusted EPS for FY21 outlook is $7.45 to $7.65, representing a 1% to 4% increase from FY20 diluted EPS of $7.36.